News Release

Contacts:
Exelon
Investor Relations: Marybeth Flater, (312) 394-8354
Media Relations: Jennifer Medley, (312) 394-7189

PSEG
Investor Relations: Sue Carson, (973) 430-6565
Media Relations: Paul Rosengren, (973) 430-5911

FERC Approves Exelon - PSEG Merger

CHICAGO and NEWARK (June 30, 2005)—Exelon Corporation (NYSE: EXC) and Public Service Enterprise Group Incorporated (NYSE: PEG) announced that the Federal Energy Regulatory Commission (FERC) approved their merger earlier today.

FERC determined that the Exelon/PSEG merger satisfies the public interest standard of the Federal Power Act.

“We are delighted that the Commission has acted to approve the merger expeditiously, recognizing the very real benefits that it will deliver. This is a significant milestone toward completion,” said Betsy Moler, executive vice president of government and environmental affairs and public policy at Exelon. “We look forward to reviewing the formal order as soon as it is available.”

Ed Selover, senior vice president and general counsel of PSEG, said, “We offered a substantial and comprehensive mitigation proposal, and we are gratified that the Commission recognized it as robust. This was the outcome we had hoped for and expected.”

The merger now requires the approval of the New Jersey Board of Public Utilities and Pennsylvania Public Utility Commission, as well as reviews by U.S. Department of Justice, Nuclear Regulatory Commission, Securities and Exchange Commission, New Jersey Department of Environmental Protection, New York Public Service Commission, and the Connecticut Department of Environmental Protection.

Shareholders of both companies will take action on the merger in July. Exelon and PSEG expect to close the merger by the second quarter of 2006.

Corporate Profiles
Exelon is one of the nation’s largest electric utilities with approximately 5.2 million customers and more than $14 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon

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distributes electricity to approximately 5.2 million customers in Illinois and Pennsylvania and gas to more than 460,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC. For more information, visit the company’s website at www.exeloncorp.com.

PSEG is a major integrated energy and generation company with more than $10 billion in annual revenues. It serves about 2 million electric and 1.6 million gas customers in New Jersey. The company operates a large fleet of generating stations with diverse fuel and dispatch characteristics, largely in the PJM interchange. PSEG is headquartered in Newark, New Jersey and trades on the NYSE under the ticker PEG. For more information, visit the company’s website at www.pseg.com.

Forward-Looking Statements
This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, for example, statements regarding benefits of the proposed merger of Exelon and PSEG, integration plans, and expected synergies, anticipated future financial and operating performance and results, including estimates for growth. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. A discussion of some of these risks and uncertainties, as well as other risks associated with the proposed merger, is included in the definitive joint proxy statement/prospectus that Exelon filed with the Securities and Exchange Commission on June 3, 2005 under Rule 424(b)(3) (Registration No. 333-122704). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Exelon nor PSEG undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication.

Additional Information
The definitive joint proxy statement/prospectus was mailed to shareholders on or around June 10, 2005. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT EXELON, PSEG AND THE PROPOSED MERGER. Investors and security holders can obtain these materials and other documents filed with the SEC free of charge at the SEC’s website, http://www.sec.gov. In addition, a copy of the definitive joint proxy statement/prospectus may be obtained free of charge from Exelon Corporation, Shareholder Services, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398, or from Public Service Enterprise Group Incorporated, Investor Relations, 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171.

The respective directors and executive officers of Exelon and PSEG and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Exelon’s and PSEG’s directors and executive officers and other participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the definitive joint proxy statement/prospectus.

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